SCHEDULE 14A INFORMATION

                       Proxy Statement Pursuant to Section

                     14(a) of the Securities Exchange Act of

                             1934 (Amendment No. _)

                             Filed by Registrant /X/
                 Filed by a Party other than the Registrant / /

                           Check the appropriate box:
                         / / Preliminary Proxy Statement

         / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                         / / Definitive Proxy Statement

                       /X/ Definitive Additional Materials

           / / Soliciting Material Pursuant to Section240.14a-11(c) or

                                Section240.1a-12

                        AAVID THERMAL TECHNOLOGIES, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share (the "Common Stock"), of Aavid Thermal Technologies, Inc.

           2)   Aggregate number of securities to which transaction applies:
                10,964,045 shares of Common Stock (including 1,355,777 shares underlying options and warrants to purchase Common Stock)

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                $25.50 per share in cash-out merger plus the difference between $25.50 per share and the exercise price of each share underlying an option or warrant to purchase shares of Common Stock.

           4)   Proposed maximum aggregate value of transaction:
                $260,701,812

           5)   Total fee paid:
                $52,140.37 which was previously paid with the preliminary and definitive proxy statement filed confidentially with the commission.

/X/        Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:

           2)   Form, Schedule or Registration Statement No.:

           3)   Filing Party:

           4)   Date Filed:



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                        Aavid Thermal Technologies, Inc.

                                One Eagle Square

                                Concord, NH 03301

                                January 25, 2000


Dear Fellow Stockholder:

         You should have received proxy materials regarding our special meeting of stockholders scheduled for this Saturday, January 29, 2000. The purpose of the special meeting is to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated August 23, 1999 pursuant to which stockholders of Aavid Thermal Technologies, Inc. will receive a cash payment of $25.50 per share of common stock, without interest, for each Aavid share.

         According to our latest records, we have not received your proxy for the special meeting. Regardless of the number of shares that you own, it is important that your shares be represented at the meeting.

         Most important, unless we receive a majority of the outstanding shares voting in favor of the proposed merger, we will not be able to proceed with the proposed merger.

         Since the time remaining is short, if you have already returned your proxy card, we urge you to take a moment and follow the enclosed instructions and vote your shares by telephone or over the Internet.

         If you have questions or need assistance in voting your shares, please call D.F. King & Co., Inc., which is assisting us in this matter.
Call collect at (212) 269-5550.

         On behalf of the Board of Directors, thank you for your prompt response and your interest in and support of Aavid Thermal Technologies, Inc.

                                         Very truly yours,

                                         /s/John W. Mitchell

                                         John W. Mitchell
                                         Secretary